                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-70878, 33-94350, 333-20029-02, 333-05737, 333-24577, 333-37733 and 333-70933 on
Form S-8 and 333-20029-01, 333-49079 and 333-70943 on Form S-3 of Watson
Pharmaceuticals, Inc. of our report dated February 4, 1998 (relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries) appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 26, 1999